                                                                    EXHIBIT 9(e)

                           TRANSFER AGENCY AGREEMENT
                           -------------------------

          THIS AGREEMENT is made as of October 4, 1989 between THE PNC/(R)/ FUND, a Massachusetts business trust (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "'Transfer Agent") which is an indirect, wholly-owned subsidiary of PNC Financial Corp.


                                 R E C I T A L

          WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar, and dividend disbursing agent with respect to its shares, par value $.001 per share (the "Shares") of its Money Market, Tax-Free Money Market, Government Money Market, Capital Appreciation, Total Return, Managed Income and International Portfolios, and the Transfer Agent is willing to furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.  Appointment.  The Fund hereby appoints the Transfer Agent to serve
              -----------
as transfer agent, registrar and dividend disbursing agent for the Fund for the period and on the terms set forth in this Agreement. The Transfer Agent shall identify to each class ("Class") of the Shares, or any additional class hereafter created that is designated by the Fund as a Class, property belonging to such Class and in such reports, confirmations and notices to the Fund called for under this Agreement and shall identify the Class to which such report, confirmation or notice pertains. The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 16 of this Agreement.

          2.  Delivery of Documents.  The Fund has furnished the Transfer Agent
              ---------------------
with copies, properly certified or authenticated, of each of the following:

          (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Shares and approving this Agreement;

          (b) Appendix A identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund and to execute certificates representing Shares;

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                                                                               2



          (c) The Fund's Declaration of Trust as filed with the State Secretary of the Commonwealth of Massachusetts and the Boston City Clerk on December 22, 1988;

          (d)  The Fund's Code of Regulations;

          (e) The Investment Advisory Agreement between Provident Institutional Management Corporation (Adviser) and the Fund;

          (f) The Sub-Advisory Agreements between Adviser and Provident National Bank (relating to the Money Market and Government Money Market Portfolios and the Total Return Portfolio), Adviser and The Central Trust Company, N.A. (relating to the Tax-Free Money Market, Capital Appreciation and Managed Income Portfolios) and Adviser and Provident Capital Management, Inc. (relating to the International Portfolio);

          (g) The Administration Agreement between The Boston Company Advisors, Inc. and the Fund;

          (h) The Administration and Accounting Services Agreement between Provident Financial Processing Corporation and the Fund;

          (i) The Distribution Agreement between TBC Funds Distributor, Inc. and the Fund;

          (j) The Custodian Agreement between Provident National Bank (the "Custodian.) and the Fund;

          (k) The Fund's Notification of Registration on Form N-8A under the 1940 Act as fled with the Securities and Exchange Commission ("SEC") on December 22, 1988;

          (l) The Fund's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as filed with the SEC on December 23, 1988, and all amendments thereto;

          (m) The Fund's non-12b-1 Shareholder Services Plan and the Fund's form of shareholder servicing agreement;

          (n) The Fund's 12b-1 Plan and the Fund's form of dealer agreement and shareholder servicing agreement;

          (o) The Fund's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto; and

          (p) Before any investment portfolio of the Fund engages in any transaction regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a
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                                                                               3

     filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator "contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Fund by the CFTC which states that the Fund will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Fund by the CFTC which states that the CFTC will not take any enforcement action if the Fund does not register as a "commodity pool operator."

          The Fund will furnish the Transfer Agent from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          3.   Definitions.
               -----------

          (a)  "Authorized Person."  As used in this Agreement, the term
                -----------------
"Authorized Person" means any officer of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by the Transfer Agent from time to time.

          (b)  "Oral Instructions."  As used in this Agreement, the term "Oral
                -----------------
Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person. The Fund agrees to deliver to the Transfer Agent, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

          (c)  "Written Instructions."  As used in this Agreement, the term
                --------------------
"Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by the Transfer Agent and signed by an Authorized Person.

          4.   Instructions Consistent with Declaration of Trust and Code of
               -------------------------------------------------------------
Regulations.
-----------

          (a) Unless otherwise provided in this Agreement, the Transfer Agent shall act only upon Oral or written Instructions. Although the Transfer Agent may know of the provisions of the Declaration of Trust or Code of Regulations (collectively, the "Organization Documents") of the Fund, the Transfer Agent may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of the Organization Documents or any vote, resolution or proceeding of the Fund's shareholders (the "Shareholders"), or of the Board of Trustees, or of any committee thereof.

          (b) The Transfer Agent shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement. The Fund agrees to forward to the Transfer Agent written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by the Transfer Agent by the close of business of the same day that such Oral Instructions are given to the Transfer Agent.
The Fund agrees that the fact that such confirming Written Instructions are not received by the Transfer Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that the Transfer Agent shall incur no liability to the Fund in acting upon Oral Instructions given to the Transfer Agent hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

          5.   Transactions Not Requiring Instructions.  In the absence of
               ---------------------------------------
contrary Written Instructions, the Transfer Agent is authorized to take the following actions:

          (a)  Issuance of Shares.  Upon receipt of a purchase order from or on
               ------------------
behalf of an investor for the purchase of Shares and sufficient information, including a completed application to purchase ("Application") (if any), to enable the Transfer Agent to establish a Shareholder account and to determine which Class of Shares the investor wishes to purchase, and after confirmation of receipt of payment in the form described in the Prospectus and statement of additional information for the Class of Shares involved, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus relating to such Shares and shall prepare and mail the appropriate confirmation in accordance with legal requirements.

          (b)  Transfer of Shares; Uncertificated Securities. Where a
               ---------------------------------------------
Shareholder does not hold a certificate representing the number of Shares in his account and does provide the Transfer Agent with instructions for the transfer of such Shares and such other appropriate documentation to permit a transfer as specified in the Prospectus relating to such Shares, then the Transfer Agent shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules of the exchange upon which the Shares are listed (if any), the rules and regulations of the SEC, and the law of the Commonwealth of Massachusetts relating to the transfer of shares of common stock.

          (c)  Share Certificates.  If at any time the Fund issues share
               ------------------
certificates with respect to any Class of Shares, the following provisions will apply with respect to such Class of Shares:

               (i) The Fund will supply the Transfer Agent with a sufficient supply of share certificates representing such Class of Shares, in the form approved from time to time by the Board of Trustees of the Fund, and, from time to time, shall replenish such supply upon request of the Transfer Agent. Such share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Fund, whose names and positions shall be set forth on Appendix B hereto, and notwithstanding the death, resignation or removal of any officer of the Fund, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to Shareholders until the Transfer Agent is otherwise directed by Written Instructions.

               (ii) In the case of the loss or destruction of any certificate representing any Class of Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by the Transfer Agent.

               (iii) Upon receipt of signed share certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, the Transfer Agent shall countersign, register and issue new certificates for the same number of such Class of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the law of the Commonwealth of Massachusetts relating to the transfer of Shares.

               (iv) Upon receipt of the share certificates, which shall be in proper form for transfer, together with the Shareholders instructions to hold such share certificates for safekeeping, the Transfer Agent shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the Shareholder upon the transfer books.

               (v) Upon receipt of written instructions from a Shareholder of uncertificated securities for a certificate in the number of Shares in his account, the Transfer Agent will issue such share certificates and deliver them to the Shareholder.

               (d)   Redemption of Shares. Upon receipt of a redemption order
                     --------------------
from a Shareholder in the manner and form specified in the Prospectus relating to such Shares, the Transfer Agent shall redeem the number of Shares so indicated from the redeeming Shareholder's account and receive from the Custodian and disburse to the redeeming Shareholder or account as designated in the Application the redemption proceeds therefor or arrange for direct payments of redemption proceeds to such Shareholder by the Custodian, in the case of a redemption check, to the party presenting such check for payment in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Custodian.

          6.   Authorized Shares.  The Fund's authorized capital shares consist
               -----------------
of an unlimited number of Shares in each of seven classes, i.e., Classes A-1, B-
                                                           ----
1, C-1, D, E, F and G. The Fund's Board of Trustees is authorized to classify and reclassify any unissued Shares into one or more classes. The Fund shall notify the Transfer Agent of any such classification or reclassification. The Fund agrees to notify the Transfer Agent promptly of any termination of the Fund's Declaration under Rule 24f-2 of the 1940 Act.

          7.   Dividends and Distributions.  The Fund shall furnish the Transfer
               ---------------------------
Agent with appropriate evidence of action by the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions as described in the Prospectuses. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the Organization Documents and applicable Prospectus, pay such dividends to the Shareholders in the manner described in the applicable Prospectus. In lieu of receiving from the Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Custodian.

          The Transfer Agent shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to Shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Fund, the Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable Federal tax laws and regulations.

          In accordance with the applicable Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (1) transfers of funds from Shareholders' accounts at financial institutions, (2) the Fund's pre-authorized check plan, and (3) the Fund's right of accumulation plan; (4) the Fund's automatic investing program; (b) arrange for the exchange of Shares of a Class or series of the Fund having an exchange privilege for Shares of other Classes or series of the Fund to which such exchange privilege extends; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in the Fund's systematic withdrawal program.

          8.   Communications with Shareholders.
               --------------------------------

          (a)  Communications to Shareholders.  The Transfer Agent will address
               ------------------------------
and mail all communications by the Fund to Shareholders, including, without limitation, reports to Shareholders, confirmations of purchases and sales of Shares, monthly statements, year-end Federal tax information, dividend and distribution notices and proxy material for its meetings of Shareholders. The Transfer Agent will receive and tabulate the proxy cards for the meetings of the Shareholders.

          (b)  Correspondence.  The Transfer Agent will answer such
               --------------
correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

          9.   Records.  The Transfer Agent shall maintain records of the
               -------
accounts for each Shareholder showing the following information:

          (a) name, address and United States Tax Identification or Social Security number;

          (b) number and Class of Shares held and number and Class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

          (c) historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account;

          (d) any stop or restraining order placed against a Shareholder's account;

          (e) any correspondence relating to the current maintenance of a Shareholder's account;

          (f)  information with respect to withholdings; and,

          (g) any information required in order for the Transfer Agent to perform any calculations contemplated or required by this Agreement.

          The Transfer Agent shall maintain sub-accounts for each Shareholder requesting such services in connection with Shares held by such Shareholder for separate accounts containing the same information for each sub-account as that described above for accounts.

          The Transfer Agent shall keep a record of all redemption checks and dividend checks returned by postal authorities, and shall maintain such records as are required for the Fund to comply with the escheat laws of any State or other authority.

          The books and records pertaining to the Fund which are in the possession of the Transfer Agent shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations and shall, to the extent practicable, be maintained separately for each portfolio of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Transfer Agent to the Fund or the Fund's authorized representative at the Fund's expense.

          10.  Ongoing Functions.  The Transfer Agent will perform the following
               -----------------
on an ongoing basis:

          (a)  furnish daily reports of transactions in Shares;

          (b) furnish monthly reports of transactions in Fund Shares by type (custodial, trust, Keogh, IRA, other) including numbers of accounts;

          (c)  furnish state-by-state blue sky registration reports to the Fund;

          (d) calculate sales load or compensation payment, if applicable, and provide such information to the Fund;

          (e)  calculate dealer commissions for the Fund, as applicable;

          (f) provide toll-free lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity;

          (g) mail duplicate confirmations to dealers of their clients' activity, whether executed through the dealer or directly with the Transfer Agent;

          (h) provide detail for underwriter or broker confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon between the Fund and the Transfer Agent;

          (i) provide Shareholder lists and statistical information concerning accounts to the Fund; and

          (j) provide timely notification of Fund activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Custodian, to the Fund or the Custodian.

          11.  Cooperation with Accountants.  The Transfer Agent shall cooperate
               ----------------------------
with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Fund from time to time.

          12.  Confidentiality.  The Transfer Agent agrees on behalf of itself
               ---------------
and its employees to treat confidentially all records and other information relative to the Fund, each portfolio of the Fund, and the Fund's prior, current or potential Shareholders, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

          13.  Equipment Failures.  In the event of equipment failures beyond
               ------------------
the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

          14.  Right to Receive Advice.
               -----------------------

          (a)  Advice of Fund.  If the Transfer Agent shall be in doubt as to
               --------------
any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice, including Oral or Written Instructions where appropriate.

          (b)  Advice of Counsel.  If the Transfer Agent shall be in doubt as to
               -----------------
any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing t Who may be counsel for the Fund or the Transfer Agent at the option of the Transfer Agent).

          (c)  Conflicting Advice.  In case of conflict between directions,
               ------------------
advice or Oral or Written Instructions received by the Transfer Agent pursuant to subparagraph (a) of this Paragraph 14 and advice received by the Transfer Agent pursuant to subparagraph (b) of this Paragraph 14, the Transfer Agent shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

          (d)  Protection of the Transfer Agent.  The Transfer Agent shall be
               --------------------------------
protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this Paragraph 14 which the Transfer Agent, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Paragraph shall be construed as imposing upon the Transfer Agent any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of the Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse the Transfer Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, negligence or reckless disregard by the Transfer Agent of its duties and obligations under this Agreement.

          15.  Compliance with Governmental Rules and Regulations.  The Transfer
               ---------------------------------------------------
Agent assumes no responsibility for ensuring that the Fund complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction.

          16.  Compensation.  As compensation for the services rendered by the
               ------------
Transfer Agent during the term of this Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent. The fee attributable to each Class shall be the several (and not joint or joint and several) obligation of each Class.

          17.  Indemnification.  The Fund, on behalf of each portfolio of the
               ---------------
Fund, agrees that each portfolio of the Fund shall indemnify and hold harmless the Transfer Agent and its nominees and sub-contractors from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including attorneys' fees and disbursements (as long as such attorney has been retained with the consent of the Fund, which consent shall not be unreasonably withheld), arising directly or indirectly from any action or thing which the Transfer Agent or its nominees or sub-contractors takes or does or omits to take or do for a portfolio of the Fund at the request or on the direction of or in reliance on the advice of the Fund, provided, that neither
                                                       --------
the Transfer Agent nor any of its nominees or sub-contractors shall be indemnified against any liability to the Fund, any portfolio of the Fund or to the Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or any of its nominees' or sub-contractors' willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. The obligations of each portfolio of the Fund under this Paragraph 17 shall be the several (and not joint or joint and several) obligation of each portfolio of the Fund.

          18.  Responsibility of the Transfer Agent.  The Transfer Agent shall
               ------------------------------------
be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy and completeness of all services performed under this Agreement. The Transfer Agent shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. Notwithstanding the foregoing, the Transfer Agent shall use its best efforts to mitigate the effects of such events, although such efforts shall not impute any liability thereto. The Transfer Agent expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non performance of any duty or obligation whether express or implied in this Agreement, and also expressly disclaims any express or implied warranty of products or services provided in connection with this Agreement.

          19.  Duration and Termination.  This Agreement shall continue as to
               ------------------------
each portfolio of the Fund until terminated by the Fund or by the Transfer Agent on sixty (60) days' written notice.

          20.  Registration as a Transfer Agent.  The Transfer Agent represents
               --------------------------------
that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should the Transfer Agent fail to be registered with the appropriate Federal Agency as a transfer agent at any time during this Agreement, the Fund may, on written notice to the Transfer Agent, immediately terminate this Agreement as to any or all portfolios of the Fund.

          21.  Notices.  All notices and other communications, including Written
               -------
Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph 21), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Transfer Agent at P.O. Box 8950, Wilmington, Delaware 19899; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given five business days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three business days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

          22.  Further Actions.  Each party agrees to perform such further acts
               ---------------
and execute such further documents as are necessary to effectuate the purposes hereof.

          23.  Amendments.  This Agreement or any part hereof may be changed or
               ----------
waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

          24.  Delegation of Duties.  On thirty (30) days' prior written notice
               --------------------
to the Fund, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp, provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of the 1940 Act; and
(ii) the Transfer Agent and such delegate shall promptly provide such information as the Fund may request, and respond to such question as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

          25.  Release.  The names "The PNC Fund" and "Trustees of The PNC Fund"
               -------
refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The PNC Fund" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

          26.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          27.  Miscellaneous. This Agreement embodies the entire agreement and
               -------------
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral or Written Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors, permitted assigns and permitted delegates.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


Attest:                                 THE PNC FUND


_________________________________       By:________________________________
Its:                                       Its:


Attest:                                 PROVIDENT FINANCIAL
                                        PROCESSING CORPORATION

(Corporate Seal)



_________________________________       By:________________________________
Its:                                       Its:

                                  APPENDIX A
                                  ----------

                              Authorized Persons


________________________________        ________________________________
  (name)                                  (signature)

________________________________        ________________________________
  (name)                                  (signature)

________________________________        ________________________________
  (name)                                  (signature)

________________________________        ________________________________
  (name)                                  (signature)

________________________________        ________________________________
  (name)                                  (signature)

________________________________        ________________________________
  (name)                                  (signature)

                                  APPENDIX B
                                  ----------


________________________________        ________________________________
  President                               (signature)

________________________________        ________________________________
  Secretary                               (signature)